Exhibit 99

FOR IMMEDIATE RELEASE
July 16, 2012

Cintas Corporation Announces Fiscal 2012 Results

CINCINNATI, July 16, 2012 -- Cintas Corporation (Nasdaq:CTAS) today reported results for its fourth quarter ended May 31, 2012. Revenue for the fourth quarter was $1.05 billion, representing a 4.1% increase compared to last year's fourth quarter. Organic growth, which adjusts for the impact of acquisitions, compared to last year's fourth quarter, was 4.0%. Net income increased 11.1% to $78.6 million as compared to $70.8 million in last year's fourth quarter. Earnings per diluted share (EPS) for the fourth quarter were $0.60, a 22.4% increase over the $0.49 earnings per diluted share in last year's fourth quarter.

Scott D. Farmer, Chief Executive Officer, stated, “In an increasingly challenging economy, we are pleased to report record quarterly revenue and solid operating results. We continue to be pleased with the performance of all of our businesses and the execution of our game plan.”

For the fiscal year ended May 31, 2012, revenue was a record $4.1 billion, a 7.7% increase from the prior fiscal year. Organic growth was 6.1%. Net income increased 20.5% to $297.6 million as compared to last fiscal year. Earnings per diluted share increased 35.1% to $2.27 as compared to last fiscal year.

Mr. Farmer added, “This concludes a very successful year for Cintas in which our revenue topped the $4 billion mark for the first time and EPS hit a record level of $2.27. We also significantly improved our operating margins for the fiscal year to 13.2% as compared to 11.6% last fiscal year. Cash flows from operations increased by 37.8% to $469.9 million compared to last year's $340.9 million. Our employees, who we call partners, did a great job of executing our game plan throughout the past twelve months. Congratulations to these partners on their achievements this year.”

During the fourth quarter, Cintas purchased 3.3 million shares of its common stock at an aggregate cost of $129.6 million. This share buyback had no impact on fourth quarter results since it occurred so late in the fiscal year. However, it is expected to benefit fiscal year 2013 earnings per diluted shared by approximately $0.06. The Cintas Board of Directors authorized a $500 million share buyback program in October 2011. As of May 31, 2012, the Company has $370.4 million available under the current Board authorization.

Mr. Farmer concluded, “We enter fiscal 2013 in a U.S. economy without momentum. The U.S. job growth has significantly slowed to the point of only adding 225,000 jobs in the past three months. Many forecasts indicate U.S. GDP growth during our fiscal year 2013 to be less than 2%. Because of these factors, combined with the uncertainty of potential changes in tax law for 2013, we view fiscal year 2013 with caution. We expect our fiscal 2013 revenue to be in the range of $4.25 billion to $4.35 billion, with full year earnings per diluted share in the range of $2.47 to $2.55. This guidance assumes no further deterioration in the U.S. economy and some improvement in recycled paper prices from our fourth quarter level. It also incorporates the share buyback executed in our fourth quarter, but does not consider any additional share buyback.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for over 900,000 businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor's 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service and the finalization of our financial statements for the year ended May 31, 2012. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2011 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Three Months Ended (Unaudited)
	May 31, 2012	May 31, 2011	% Chng.
Revenue:
Rental uniforms and ancillary products	$749,037	$711,861	5.2
Other services	304,545	300,226	1.4
Total revenue	$1,053,582	$1,012,087	4.1

Costs and expenses:
Cost of rental uniforms and ancillary products	$424,940	$401,246	5.9
Cost of other services	184,774	177,794	3.9
Selling and administrative expenses	303,036	304,170	(0.4)

Operating income	$140,832	$128,877	9.3

Interest income	$(801)	$(778)	3.0
Interest expense	18,344	12,749	43.9

Income before income taxes	$123,289	$116,906	5.5
Income taxes	44,675	46,130	(3.2)
Net income	$78,614	$70,776	11.1

Per share data:
Basic earnings per share	$0.60	$0.49	22.4
Diluted earnings per share	$0.60	$0.49	22.4

Weighted average number of shares outstanding	128,788	143,317
Diluted average number of shares outstanding	129,040	143,362

	Twelve Months Ended
	May 31, 2012	May 31, 2011	% Chng.
Revenue:
Rental uniforms and ancillary products	$2,912,261	$2,692,248	8.2
Other services	1,189,739	1,118,136	6.4
Total revenue	$4,102,000	$3,810,384	7.7

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,648,551	$1,530,456	7.7
Cost of other services	714,841	670,641	6.6
Selling and administrative expenses	1,198,981	1,168,944	2.6

Operating income	$539,627	$440,343	22.5

Interest income	$(1,942)	$(2,030)	(4.3)
Interest expense	70,625	49,704	42.1

Income before income taxes	$470,944	$392,669	19.9
Income taxes	173,307	145,680	19.0
Net income	$297,637	$246,989	20.5

Per share data:
Basic earnings per share	$2.27	$1.68	35.1
Diluted earnings per share	$2.27	$1.68	35.1

Weighted average number of shares outstanding	129,891	146,586
Diluted average number of shares outstanding	130,033	146,586

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2012	May 31, 2011
Rental uniforms and ancillary products gross margin	43.3%	43.6%
Other services gross margin	39.3%	40.8%
Total gross margin	42.1%	42.8%
Net margin	7.5%	7.0%

Depreciation and amortization	$49,080	$49,175
Capital expenditures	$43,086	$40,294

	Twelve Months Ended
	May 31, 2012	May 31, 2011
Rental uniforms and ancillary products gross margin	43.4%	43.2%
Other services gross margin	39.9%	40.0%
Total gross margin	42.4%	42.2%
Net margin	7.3%	6.5%

Depreciation and amortization	$194,165	$193,467
Capital expenditures	$160,802	$182,592

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of operating results, net earnings, net margin and earnings per share adjusted to exclude certain costs, expenses and gains and losses.  The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance.  A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Management believes organic growth adjusted for acquisitions and the number of workdays allows investors to review our results on a comparable basis.

	Three Months Ended
	May 31, 2012
Revenue Growth	4.1%
Acquisition adjustment	(0.1)%
Organic Growth	4.0%

	Twelve Months Ended
	May 31, 2012
Revenue Growth	7.7%
Workday Adjustment
(262 days in FY12, 261 days in FY11)	(0.4)%
Acquisition Adjustment	(1.2)%
Organic Growth	6.1%

Computation of Free Cash Flow
	Twelve Months Ended
	May 31, 2012	May 31, 2011
Net Cash Provided by Operations	$469,862	$340,886
Capital Expenditures	$(160,802)	$(182,592)
Free Cash Flow	$309,060	$158,294

Note: Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended May 31, 2012
Revenue	$749,037	$111,232	$108,895	$84,418	$—	$1,053,582
Gross margin	$324,097	$34,153	$46,119	$39,499	$—	$443,868
Selling and administrative expenses	$210,963	$21,246	$36,061	$34,766	$—	$303,036
Interest income	$—	$—	$—	$—	$(801)	$(801)
Interest expense	$—	$—	$—	$—	$18,344	$18,344
Income (loss) before income taxes	$113,134	$12,907	$10,058	$4,733	$(17,543)	$123,289

For the three months ended May 31, 2011
Revenue	$711,861	$109,055	$99,619	$91,552	$—	$1,012,087
Gross margin	$310,615	$33,751	$41,580	$47,101	$—	$433,047
Selling and administrative expenses	$212,941	$21,005	$33,637	$36,587	$—	$304,170
Interest income	$—	$—	$—	$—	$(778)	$(778)
Interest expense	$—	$—	$—	$—	$12,749	$12,749
Income (loss) before income taxes	$97,674	$12,746	$7,943	$10,514	$(11,971)	$116,906

For the twelve months ended May 31, 2012
Revenue	$2,912,261	$433,994	$415,703	$340,042	$—	$4,102,000
Gross margin	$1,263,710	$129,614	$178,465	$166,819	$—	$1,738,608
Selling and administrative expenses	$834,210	$80,577	$143,338	$140,856	$—	$1,198,981
Interest income	$—	$—	$—	$—	$(1,942)	$(1,942)
Interest expense	$—	$—	$—	$—	$70,625	$70,625
Income (loss) before income taxes	$429,500	$49,037	$35,127	$25,963	$(68,683)	$470,944
Assets	$2,765,691	$136,478	$362,128	$556,784	$339,825	$4,160,906

For the twelve months ended May 31, 2011
Revenue	$2,692,248	$419,222	$377,663	$321,251	$—	$3,810,384
Gross margin	$1,161,792	$126,475	$156,060	$164,960	$—	$1,609,287
Selling and administrative expenses	$822,230	$78,220	$134,604	$133,890	$—	$1,168,944
Interest income	$—	$—	$—	$—	$(2,030)	$(2,030)
Interest expense	$—	$—	$—	$—	$49,704	$49,704
Income (loss) before income taxes	$339,562	$48,255	$21,456	$31,070	$(47,674)	$392,669
Assets	$2,721,261	$154,109	$355,332	$595,912	$525,326	$4,351,940

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	May 31, 2012	May 31, 2011
ASSETS
Current assets:
Cash & cash equivalents	$339,825	$438,106
Marketable securities	—	87,220
Accounts receivable, net	450,861	429,131
Inventories, net	251,205	249,658
Uniforms and other rental items in service	452,785	393,826
Income taxes, current	22,188	33,542
Deferred tax asset	—	45,813
Prepaid expenses and other	24,704	23,481
Total current assets	1,541,568	1,700,777

Property and equipment, at cost, net	944,305	946,218

Goodwill	1,485,375	1,487,882
Service contracts, net	76,822	102,312
Other assets, net	112,836	114,751
	$4,160,906	$4,351,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,840	$110,279
Accrued compensation and related liabilities	91,214	79,834
Accrued liabilities	256,642	242,691
Deferred tax liability	2,559	—
Long-term debt due within one year	225,636	1,335
Total current liabilities	670,891	434,139

Long-term liabilities:
Long-term debt due after one year	1,059,166	1,284,790
Deferred income taxes	204,581	196,321
Accrued liabilities	87,133	134,041
Total long-term liabilities	1,350,880	1,615,152

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY12: 173,745,913 issued and 126,519,758 outstanding FY11: 173,346,180 issued and 137,583,884 outstanding	148,255	135,401
Paid-in capital	107,019	95,732
Retained earnings	3,482,073	3,255,256
Treasury stock: FY12: 47,226,155 shares FY11: 35,762,296 shares	(1,634,875)	(1,242,547)
Other accumulated comprehensive income (loss):
Foreign currency translation	52,399	70,214
Unrealized loss on derivatives	(16,104)	(12,326)
Other	368	919
Total shareholders’ equity	2,139,135	2,302,649

	$4,160,906	$4,351,940

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2012	May 31, 2011
Cash flows from operating activities:
Net income	$297,637	$246,989

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	155,831	150,886
Amortization of deferred charges	38,334	42,581
Stock-based compensation	20,312	15,203
Deferred income taxes	56,727	47,908
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(24,261)	(48,986)
Inventories, net	(2,330)	(78,824)
Uniforms and other rental items in service	(60,279)	(58,180)
Prepaid expenses and other	(1,496)	360
Accounts payable	(12,557)	29,215
Accrued compensation and related liabilities	11,625	12,493
Accrued liabilities	(20,371)	(2,167)
Income taxes payable	10,690	(16,592)
Net cash provided by operating activities	469,862	340,886

Cash flows from investing activities:
Capital expenditures	(160,802)	(182,592)
Proceeds from redemption of marketable securities	665,016	139,056
Purchase of marketable securities and investments	(585,655)	(78,307)
Acquisitions of businesses, net of cash acquired	(24,864)	(171,552)
Other, net	2,011	(5,198)
Net cash used in investing activities	(104,294)	(298,593)

Cash flows from financing activities:
Proceeds from issuance of debt	—	1,002,281
Repayment of debt	(1,323)	(502,208)
Exercise of stock-based compensation awards	3,341	—
Dividends paid	(70,820)	(71,812)
Repurchase of common stock	(392,328)	(443,690)
Other, net	555	(4,609)
Net cash used in financing activities	(460,575)	(20,038)

Effect of exchange rate changes on cash and cash equivalents	(3,274)	4,570

Net (decrease) increase in cash and cash equivalents	(98,281)	26,825
Cash and cash equivalents at beginning of period	438,106	411,281
Cash and cash equivalents at end of period	$339,825	$438,106